

<ARTICLE> 9
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           7,297
<INT-BEARING-DEPOSITS>                          10,241
<FED-FUNDS-SOLD>                                11,698
<TRADING-ASSETS>                                 8,150
<INVESTMENTS-HELD-FOR-SALE>                      9,449
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         64,434
<ALLOWANCE>                                    (1,338)
<TOTAL-ASSETS>                                 122,002
<DEPOSITS>                                      69,106
<SHORT-TERM>                                    25,513
<LIABILITIES-OTHER>                             10,041
<LONG-TERM>                                      8,163
<COMMON>                                           319
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        489
<OTHER-SE>                                       7,642<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 122,002
<INTEREST-LOAN>                                  5,260
<INTEREST-INVEST>                                  821
<INTEREST-OTHER>                                 1,542
<INTEREST-TOTAL>                                 8,090
<INTEREST-DEPOSIT>                               2,581
<INTEREST-EXPENSE>                               4,882
<INTEREST-INCOME-NET>                            3,208
<LOAN-LOSSES>                                      510
<SECURITIES-GAINS>                                (16)<F2>
<EXPENSE-OTHER>                                  3,535<F3>
<INCOME-PRETAX>                                  1,754
<INCOME-PRE-EXTRAORDINARY>                       1,150
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,150
<EPS-PRIMARY>                                     3.48<F4>
<EPS-DILUTED>                                     3.41
<YIELD-ACTUAL>                                    3.14
<LOANS-NON>                                        344
<LOANS-PAST>                                       197
<LOANS-TROUBLED>                                    19
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,158
<CHARGE-OFFS>                                      409
<RECOVERIES>                                       145
<ALLOWANCE-CLOSE>                                1,338
<ALLOWANCE-DOMESTIC>                             1,281
<ALLOWANCE-FOREIGN>                                 57
<ALLOWANCE-UNALLOCATED>                              0

<F1> Treasury stock of $121 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $253 million.

<F3> Includes: salaries and employee benefits of $1,692 mil.; occupancy of $252 mil.; equipment rentals, depreciation and maintenance of $225 mil.; amortization of intangible assets of $88 mil.; merger-related charges of $267 mil.; and other expenses of $1,011 mil.

<F4> EPS-Primary has been restated as a result of the Corporation adopting SFAS
     No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

